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                           UNANIMOUS WRITTEN CONSENT
                            IN LIEU OF A MEETING OF
                           THE BOARD OF DIRECTORS OF
                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                              September 14, 2005
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The undersigned, being the duly appointed directors of GE Life and Annuity
Assurance Company, a Virginia corporation (the "Company"), hereby take the following actions by unanimous written consent in lieu of a meeting pursuant to Title 13.1-685 of the Code of Virginia.

Election and Resignation of Company Officers

RESOLVED, that the following persons, be and hereby are, elected, effective the date set forth opposite his or her name, to the designated position, to serve until the next annual meeting or until such time as his or her respective successor has been duly qualified and elected:

James H. Reinhart         Senior Vice President     August 9, 2005
Scott R. Lindquist        Vice President            September 2, 2005
Fredrick C. Conley        Vice President            July 11, 2005
Landis W. Atkinson        Assistant Treasurer       February 21, 2000
Shawn D. Parks            Illustration Actuary      November 13, 2003

FURTHER RESOLVED, that the resignation of Jamie S. Miller, Vice President of the Company be, and hereby is, accepted as of September 2, 2005.

Separate Account Name Change

WHEREAS, on August 21, 1986, the Board established GE Life & Annuity Separate Account II for the purposes delineated in the respective resolutions; and

WHEREAS, on February 10, 1987, the Board established GE Life & Annuity Separate Account 4 for the purposes delineated in the respective resolutions; and

WHEREAS, on January 1, 1999, the Board established GE Life & Annuity Separate Account 5 for the purposes delineated in the respective resolutions; and

WHEREAS, on August 1, 2001, the Board established GE Life & Annuity Separate Account 6 for the purposes delineated in the respective resolutions; and

WHEREAS, on June 5, 2002, the Board established GE Life & Annuity Separate Account 7 for the purposes delineated in the respective resolutions; and

WHEREAS, on July 7, 2004, the Board established GE Life & Annuity Separate Account 8 for the purposes delineated in the respective resolutions; and

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WHEREAS, effective January 1, 2006 the Company will change its name to Genworth
Life and Annuity Insurance Company; and

WHEREAS, the Company wishes to conform the titles of the separate account to its new name.

NOW, THEREFORE BE IT RESOLVED, that effective January 1, 2006, conditioned upon the change of the Company's name, the Company, pursuant to the provisions of
Section 38.2-3113 of the Code of Virginia, shall hereby rename the following separate accounts:

GE Life & Annuity Separate Account II, shall now be designated Genworth Life & Annuity VL Separate Account 1

GE Life & Annuity Separate Account 4, shall now be designated Genworth Life & Annuity VA Separate Account 1

GE Life & Annuity Separate Account 5, shall now be designated Genworth Life & Annuity Group VA Separate Account 1

GE Life & Annuity Separate Account 6, shall now be designated Genworth Life & Annuity MVA Separate Account

GE Life & Annuity Separate Account 7, shall now be designated Genworth Life & Annuity VA Separate Account 2

GE Life & Annuity Separate Account 8, shall now be designated Genworth Life & Annuity Group VA Separate Account 2; and

FURTHER RESOLVED, the use and purpose of these separate accounts remains unchanged.

Minnesota Appointment

WHEREAS, The Company has been admitted, or has applied for admission, to transact business in the State of Minnesota in conformity with the laws thereof.

THEREFORE BE IT RESOLVED, that this Company does hereby authorize the Vice-President and Assistant Secretary, under the corporate seal of the Company to make, constitute and appoint the Minnesota Commissioner of Commerce and his/her successor in office, including any official who shall hereafter be charged with the supervision of the business of insurance in the State of Minnesota, its true and lawful attorney, in and for the State of Minnesota, on whom all proofs of loss, any notice authorized or required by any contract with said Company to be served on said Company, summonses and all lawful processes in any action or legal proceeding against said Company in the State of Minnesota may be served in accordance with the provisions of Minnesota Statutes
(S)45.028 and subject to all the provisions of the statutes and laws of said State of Minnesota now in force, and such other acts as may be hereafter passed amendatory hereof and supplementary thereto. The said attorney is duly authorized and empowered, as the agent of said Company, to receive and accept such service of all proofs of loss, any notice authorized or required by any contract with said Company to be served on said Company, summonses and all lawful processes in any action or legal proceeding against said

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Company as provided by the laws of the State of Minnesota, and such service shall be deemed valid personal service upon said Company. This appointment shall be binding upon any person or corporation which as successor acquires the Company's assets or assumes its liabilities, by merger or consolidation or otherwise. This appointment may be withdrawn only upon a written notice of termination and, in any event, shall not be terminated by the Company or its successor so long as any contracts or liabilities or duties arising out of contracts entered into by the Company while it was doing business in this State are in effect; and

FURTHER RESOLVED, that all such actions heretofore taken by such officers of the Company relating to the matters hereinabove mentioned, hereby are ratified, confirmed and approved in all respects.

Recession of Merger Authority

WHEREAS, by unanimous written consent dated April 22, 2005, the Board of Directors of the Company authorized that the Company enter into an Agreement and Plan of Merger with Federal Home Life Insurance Company, to take effect January 1, 2006 (the "Merger Agreement") whereby Federal Home Life Insurance Company would merge with and into the Company and the Company would be the survivor in such merger (the "Merger"); and

WHEREAS, since April 22, 2005, the Company's executive officers and Board of Directors and those of Federal Home Life Insurance Company, have mutually agreed to delay the merger by one year in order to allow the Companies to concentrate on other initiatives during 2005 that they have deemed to be more important than the Merger;

NOW, THEREFORE BE IT RESOLVED, that the Merger shall be delayed by one year;
and;

FURTHER RESOLVED, that the authorization granted to the officers of the Company by the Board of Directors to enter into the Merger Agreement and to consummate the Merger is hereby revoked; and

FURTHER RESOLVED, that the Company's officers each are hereby authorized and directed to take whatever steps as they deem appropriate to notify the appropriate insurance regulators and other interested parties that the Merger has been postponed and that the Merger Agreement will not be executed as planned; and

FURTHER RESOLVED, that should the Company and Federal Home Life Insurance Company decide to enter into an Agreement and Plan of Merger in the future, the Board of Directors of the Company will take the appropriate actions at such future time.

                           [SIGNATURE PAGE FOLLOWS]

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This consent may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be the same instrument. Any director may execute and deliver this consent by facsimile and the evidence of a signature found on such facsimile shall be deemed to be an original signature of that director.

DATED as of September 14, 2005.

/s/ Paul A. Haley                        /s/ Brian W. Haynes
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Paul A. Haley                            Brian W. Haynes

/s/ Leon E. Roday                        /s/ Robert T. Methven
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Leon E. Roday                            Robert T. Methven

/s/ Daniel C. Munson                     /s/ Pamela S. Schutz
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Daniel C. Munson                         Pamela S. Schutz

/s/ Geoffrey S. Stiff                    /s/ Thomas M. Stinson
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Geoffrey S. Stiff                        Thomas M. Stinson

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